Staffing 360 Solutions Completes Approximately $1.7 Million in
Bridge Financing

Funding Helps Provide the Necessary Capital Used to Complete the Acquisition of Control Solutions International and Drive Future Accretive Acquisitions

New York, NY – December 12, 2013 – Staffing 360 Solutions, Inc. (OTCQB: STAF), a public company engaged in the provision of international staffing services in IT, financial, accounting, healthcare, and cybersecurity industries, today announced the closing of a private placement for total gross proceeds of $1,655,000 – increased from an initial $1.5 million – to certain accredited investors.

“We are pleased to complete the raise above the initially allocated $1.5 million as we drive our consolidation strategy,” stated A.J. Cervantes, President of Staffing 360 Solutions. “This financing has provided us with the necessary funds to complete the acquisition of Control Solutions International, as well as sufficient working capital, legal and accounting to drive our future acquisition activity as we prepare to close our acquisition agreement with UK-based Initio International.”

As part of its growth strategy, Staffing 360 Solutions has been engaged in the development of a comprehensive program to create a robust pipeline of prospective acquisitions. This includes the recently announced acquisition agreement with Initio International Holdings Limited, which generated $75 million in revenue in 2012, and is expected to close January 3, 2014.

Allan Hartley, CEO of Staffing 360 Solutions, added, “This most recent acquisition activity has been a significant catalyst for our strategic growth initiatives. Once Initio closes, Staffing 360 Solutions is anticipated to become one of the top 30 publicly listed staffing companies in the United States.”

In connection with the private placement, Staffing 360 Solutions issued convertible promissory notes and common stock to certain accredited investors. Such notes mature on the earlier of 10 days following the closing of a $10 million PIPE financing, or February 28, 2014. Accelerated Capital Group, Inc. acted as the placement agent for this offering. The notes and equity consideration qualified for exemption under Rule 506(b) promulgated under Section 4(a)(2) of the Securities Act.

This communication shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About Staffing 360 Solutions, Inc.

Staffing 360 Solutions, Inc. (OTCQB: STAF) is a public company in the global staffing sector engaged in the acquisition of international staffing organizations with operations in the US, Europe and India. As part of its targeted consolidation model, Staffing 360 Solutions is pursuing broad spectrum staffing companies in the IT, financial, accounting, healthcare and cybersecurity industries. The Company believes the staffing industry offers opportunities to create a successful public company with a longer term objective of accretive acquisitions that will drive annual revenues to $300 million. For more information, please visit: www.staffing360solutions.com

Forward-Looking Statements

Certain matters discussed within this press release are forward-looking statements including, but not limited to, new agreements, the ability to enter into any additional acquisitions, or the size of future revenue. Although Staffing 360 Solutions, Inc. believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Staffing 360 Solutions does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. Factors that could cause actual results to differ materially from expectations include general industry considerations, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in Staffing 360 Solutions’ reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Company Contact:

A.J. Cervantes, President

Staffing 360 Solutions, Inc.

212.634.6410

info@staffing360solutions.com

Financial Communications:

Trilogy Capital Partners, Inc.

Darren Minton, President

212.634.6413

info@trilogy-capital.com